NextNav Inc. Reports Second Quarter 2024 Results

Federal Communications Commission Releases Public Notice on Petition for Rulemaking

 Awarded $1.9 million in Funding from DOT to Test PNT Services as Complement and Backup to GPS

RESTON, VA., August 7, 2024 – NextNav Inc. (NASDAQ: NN) (“NextNav” or the “Company”) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today reported financial results for NextNav’s second quarter ended June 30, 2024.

Mariam Sorond, NextNav CEO stated, “The NextNav team continued to make solid progress towards our strategic vision in the second quarter. Notably, on August 6, 2024, the Federal Communications Commission (“FCC”) issued a public notice seeking comments on NextNav’s petition for rulemaking. This is a standard, but significant first step in the longer-term FCC rulemaking process and we appreciate the FCC’s action as we push to deliver an innovative spectrum solution in the Lower 900 MHz band.

“Additionally, we recently received an award from the Department of Transportation (“DOT”) to test NextNav’s PNT technology, a terrestrial solution that delivers PNT as a complement and back up to GPS. The award provides $1.9 million in funding, the largest dollar value awarded by the DOT, and is a significant win for NextNav as it’s aligned with the DOT’s complementary PNT action plan to conduct field testing of technologies with critical infrastructure providers. It also further validates NextNav’s strength and leadership position in PNT services and aligns well with our technology and spectrum path with the FCC.”

Recent Operational Highlights

  FCC Releases Public Notice on Petition for Rulemaking: On August 6, 2024, the FCC released a public notice seeking comment on NextNav’s innovative spectrum solution in the Lower 900 MHz band (902-928 MHz band). The FCC has requested comments from the public on this petition within the next 30 days, followed by a 15-day reply comment period.
  NextNav Granted U.S. Department of Transportation Award to Test PNT Services: On July 3, 2024, the DOT issued a press release announcing that NextNav was awarded a purchase order to test the Company’s 3D PNT technology, a terrestrial solution that delivers PNT as a complement and backup to GPS. The award comes from the U.S. DOT Volpe Center and is a part of its Complementary PNT Action Plan.
  Nicola Palmer Joins NextNav Board of Directors: Nicola Palmer was appointed to the NextNav Board of Directors, effective June 24, 2024. Ms. Palmer spent much of her career with Verizon where she held leadership roles spanning engineering, operations, and technology supporting advanced data and wireless products, serving as Chief Technology Officer, Chief Engineering Officer, and Head of Wireless Networks.

Three and Six Months Ended June 30, 2024 Financial Highlights

  Revenue: was $1.1 million in the three months ended June 30, 2024, as compared to $800,000 in the prior year period. In the six months ended June 30, 2024, Revenue was $2.1 million, as compared to $1.6 million. The increase in both the three and six months ended June 30, 2024 was primarily attributable to increased recurring service revenue in the current period from technology and services contracts with commercial customers, including in support of government opportunities.
  Operating Loss: was $15.3 million in the three months ended June 30, 2024, as compared to an operating loss of $15.0 million in the prior year period, primarily driven by increases in payroll-related expenses and professional services, partially offset by lower stock-based compensation expense. In the six months ended June 30, 2024, operating loss was $31.5 million, as compared to $29.0 million in the prior year period. The increase in operating loss was primarily driven by an increase in payroll-related expenses and professional services, particularly offset by lower stock-based compensation expenses.
  Net Loss: was $24.4 million in the three months ended June 30, 2024, including a loss on the fair value of warrants, net of gain associated with a change in liability associated with the Telesaurus asset purchase of $6.6 million, as compared to a net loss of $15.8 million in the prior year period, including a loss on the fair value of the warrants of $0.3 million. In the six months ended June 30, 2024, net loss was $56.0 million including a loss on the fair value of warrants, net of gain associated with a change in liability with the Telesaurus asset purchase of $19.8 million, as compared to a net loss of $32.1 million in the prior year period, including a loss on the fair value of the warrants of $3.1 million.
  Balance Sheet: as of June 30, 2024, the Company had $86.3 million in cash, cash equivalents and short term investments and has $51.4 million in debt net of unamortized discount attributed to transaction costs and the issuance of warrants, with a gross value of $70 million.
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Conference Call Information

NextNav will host a conference call for analysts and investors at 5:00 pm ET on Wednesday, August 7, 2024.

Registration for the conference call can be completed by visiting the following website prior to, or on the day of, the conference call: https://registrations.events/direct/Q4I6293666000. After registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast.

To access the live webcast or a replay, visit the Company’s investor relations website at https://ir.nextnav.com/.

A replay of the call can also be accessed via phone through August 14, 2024 by dialing (800) 770-2030 from the U.S., or (647) 362-9199 from outside the U.S. The conference I.D. number is 62936.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next generation positioning, navigation and timing (PNT), enabling a whole new ecosystem of applications and services that rely upon 3D geolocation and PNT technology. Powered by low-band licensed spectrum, NextNav's positioning and timing technologies deliver accurate, reliable, and resilient 3D PNT solutions for critical infrastructure, GPS resiliency and commercial use cases.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

Source: NN-FIN

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include the achievement of certain FCC-related milestones and FCC approvals, the ability to realize the broader spectrum capacity and the advancement of NextNav’s terrestrial 3D PNT services, NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation terrestrial 3D PNT technologies, the business plans, objectives, expectations and intentions of NextNav, and NextNav’s estimated and future business strategies, competitive position, industry environment, potential growth opportunities, revenue, expenses, and profitability. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, those included in Part II, Item 1A, “Risk Factors” of the Company’s quarterly reports on Form 10-Q, and Part I, Item 1A, “Risk Factors” of the NextNav’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as those otherwise described or updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Erica Bartsch

Sloane & Company

ebartsch@sloanepr.com

212-446-1875

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NextNav Inc.

CONDENSED Consolidated Balance Sheets

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30, 2024 (unaudited)	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$62,973	$81,878
Short term investments	23,352	3,954
Accounts receivable	2,248	2,332
Other current assets	15,588	3,056
Total current assets	$104,161	$91,220
Network under construction	1,677	1,676
Property and equipment, net of accumulated depreciation of $11,718 and $9,724 at June 30, 2024 and December 31, 2023, respectively	17,937	19,885
Operating lease right-of-use assets	19,497	19,267
Goodwill	17,450	17,977
Intangible assets	10,137	10,625
Other assets	1,476	1,508
Total assets	$172,335	$162,158

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,145	$391
Accrued expenses and other current liabilities	13,784	6,592
Operating lease current liabilities	2,428	2,523
Deferred revenue	215	297
Total current liabilities	$17,572	$9,803
Warrants	21,943	7,053
Operating lease noncurrent liabilities	15,990	15,145
Other long-term liabilities	1,584	1,614
Long term debt, net of debt issuance cost and discount	51,397	48,447
Total liabilities	$108,486	$82,062

Stockholders’ equity:
Common stock, authorized 500,000,000 shares; 124,049,855 and 111,261,434 shares issued and 123,917,627 and 111,132,222 shares outstanding at June 30, 2024 and December 31, 2023, respectively	14	12
Additional paid-in capital	879,258	837,416
Accumulated other comprehensive income	1,497	2,198
Accumulated deficit	(816,227)	(760,227)
Common stock in treasury, at cost; 132,228 and 129,212 shares at June 30, 2024 and December 31, 2023, respectively	(693)	(665)
Total stockholders’ equity	$63,849	$78,734
Non-controlling interests	—	1,362
Total liabilities and stockholders’ equity	$172,335	$162,158

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NextNav INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$1,105	$800	$2,151	$1,630
Operating expenses:
Cost of goods sold (exclusive of depreciation and amortization)	2,924	3,142	5,685	6,165
Research and development	4,110	4,994	8,780	9,572
Selling, general and administrative	8,108	6,516	16,554	12,570
Depreciation and amortization	1,295	1,178	2,613	2,303
Total operating expenses	$16,437	$15,830	$33,632	$30,610
Operating loss	$(15,332)	$(15,030)	$(31,481)	$(28,980)
Other income (expense):
Interest income (expense)	(2,320)	(343)	(4,489)	126
Change in fair value of warrants	(8,490)	(263)	(21,666)	(3,063)
Other income (loss), net	1,820	14	1,748	(67)
Loss before income taxes	$(24,322)	$(15,622)	$(55,888)	$(31,984)
Provision for income taxes	(68)	(148)	(112)	(135)
Net loss	$(24,390)	$(15,770)	$(56,000)	$(32,119)
Foreign currency translation adjustment	(179)	20	(701)	452
Comprehensive loss	$(24,569)	$(15,750)	$(56,701)	$(31,667)
Net loss	(24,390)	(15,770)	(56,000)	(32,119)
Net loss attributable to common stockholders	$(24,390)	$(15,770)	$(56,000)	$(32,119)
Weighted average of shares outstanding – basic and diluted	115,210	106,749	119,359	106,951
Net loss attributable to common stockholders per share - basic and diluted	$(0.21)	$(0.15)	$(0.47)	$(0.30)

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NextNav INC.

CONDENSED Consolidated Statements of Cash Flows

(UNAUDITED)

(IN THOUSANDS)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net loss	$(56,000)	$(32,119)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,613	2,303
Equity-based compensation	7,896	8,236
Change in fair value of warranty liability	21,666	3,063
Change in fair value of asset purchase agreement liability	(1,878)	—
Realized and unrealized gain on short term investments	(254)	(191)
Equity method investment loss	81	86
Asset retirement obligation accretion	32	33
Amortization of debt discount	2,950	480
Changes in operating assets and liabilities:
Accounts receivable	84	338
Other current assets	24	655
Other assets	(53)	75
Accounts payable	754	(140)
Deferred revenue	(82)	(31)
Accrued expenses and other liabilities	2,365	1,054
Operating lease right-of-use assets and liabilities	523	239
Net cash used in operating activities	$(19,279)	$(15,919)

Investing activities
Capitalization of costs and purchases of network assets, property, and equipment	(181)	(2,333)
Purchase of marketable securities	(26,144)	(30,534)
Sale and maturity of marketable securities	7,000	6,713
Payment for asset purchase agreement liability	(2,732)	—
Purchase of internal use software	(262)	(505)
Net cash used in investing activities	$(22,319)	$(26,659)

Financing activities
Proceeds from senior secured notes	—	50,000
Payments towards debt issuance cost	—	(1,838)
Payments towards debt	(55)	(55)
Proceeds from exercise of common warrants	21,036	—
Redemption of non-controlling interests	40	—
Proceeds from exercise of common stock options	1,650	39
Net cash provided by financing activities	$22,671	$48,146
Effect of exchange rates on cash and cash equivalents	22	(14)
Net (decrease) increase in cash and cash equivalents	(18,905)	5,554
Cash and cash equivalents at beginning of period	81,878	47,230
Cash and cash equivalents at end of period	$62,973	$52,784

Non-cash investing and financing information
Capital expenditure included in Accrued expenses and other current liabilities	$156	$225
Issuance of warrants	$—	$14,598
Interest paid in shares of Common Stock	$1,867	$—

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